UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 842-5445

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 21, 2018, the Board of Directors of M&T Bank Corporation (“M&T”) authorized an additional stock repurchase program to repurchase up to $745 million of shares of M&T’s common stock, $0.50 par value per share, by June 30, 2018. This amount is in addition to the previously announced $900 million of common stock authorized for repurchase by M&T’s Board of Directors under M&T’s 2017 Capital Plan and the related stock repurchase program. The repurchases may be made on the open market or in privately negotiated transactions. The exact number of shares, timing for such purchases, and the price and terms at and on which such purchases are to be made, will be at the discretion of M&T and in compliance with all applicable regulatory limitations, legal requirements, and other factors. The shares that are repurchased will be held in M&T’s Treasury, will constitute authorized but unissued shares of M&T common stock and will be eligible for issuance in the future. The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	News Release dated February 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, M&T has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

By:	/s/ Darren J. King
Name:	Darren J. King
Title:	Executive Vice President and Chief Financial Officer

Date: February 21, 2018